UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 1, 2011

CHINA GROWTH CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Cayman Islands	000-52339	N/A
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

#99 Jianshe Road 3, Pengjiang District, Jiangmen City
Guangdong Province, 529000
People’s Republic of China
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

 +86 (750) 395-9988
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Directors

On March 1, 2011, the Board of Directors of China Growth Corporation (the “Company”), comprising its sole director, Mingzhuo Tan, in accordance with Section 86 of the Company’s Articles of Associations, appointed Ms. Hongyu Du, Mr. Siqi Kang, Mr. Xin Liu (a/k/a Joseph Levinson) and Mr. Huaili Zheng as directors of the Company. Mr. Siqi Kang, Mr. Xin Liu (a/k/a Joseph Levinson) and Mr. Huaili Zheng (the “Independent Directors”) were each elected to serve on the Board of Directors as an “independent director” as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc.

The biographical information regarding each of the new directors is listed below:

Hongyu Du, Director. Ms. Du is the co-founder of the Jiangmen Wealth Environmental Protection Company Limited and has worked as the vice president since April 2003, being responsible for the administrative operations, personnel and financial records.  From July 1994 to April 2002, Ms. Du served as the section chief in Jinling Electrical Appliance Co., Ltd., Mitsubishi Heavy Industries. Ms. Du is experienced in corporate finance, enterprise interior operation and financial management. She graduated from Chongqing University in 1994, with a Bachelor degree in heating ventilation and air conditioning.

Siqi Kang, Director. Mr. Kang has been the Vice Chancellor and a professor in Guangdong Science and Technology Vocational College since March 2004. He was the Vice Chancellor and a professor in Wuyi University from May 1996 to March 2004, and a professor in Department Director of Central South University from September 1988 to May 1996. Mr. Kang has extensive teaching and researching experience in the universities in China. He also worked as a project leader for nine national and provincial projects, and forty research and development projects for enterprises in related to environmental protection issues. He published over thirty papers in environmental protection and wastewater treatment areas. Additionally, Mr. Kang participated in assessment and evaluation of environmental engineering projects. Mr. Kang received his PhD degree in non-ferrous metallurgy and environmental protection, Central South University in 1988.

Xin Liu (a/k/a Joseph Levinson), Director. Mr. Liu currently serves as a director of Energroup Holdings Corporation (ticker symbol: ENHD) since March 2010 and a director of China Solar and Clean Energy Solutions, Inc. (ticker symbol: CSOL) since July 2008. From August 2007 to October 2008, Mr. Liu served as a director of Aoxing Pharmaceutical Company Inc. (ticker symbol: CAXG) and from May 2007 to January 2009 as a director of China 3C Group (ticker symbol: CHCG). From 2006 to 2007, he served as the chief financial officer of PacificNet Inc. (ticker symbol: PACT) and the chief financial officer of Global Pharmatech Inc. (ticker symbol: GBLP). From 2001 to 2005, Mr. Liu served as a partner of Halo Equity Consulting and from 2000 to 2001 as a manager of Deloitte LLP. From 1999 to 2000, he was a senior superintendent at the KPMG LLP. From 1996 to 1998, Mr. Liu was a corporate development director at China Strategic Holdings Limited. From 1994 to 1995, he served as a financing analyst in New York Manhattan Group.  Mr. Liu graduated from New York State University at Buffalo with a Bachelor degree in accounting / finance in 1994 and he is a Certified Public Accountants in the United States.

Huaili Zheng, Director. Mr. Zheng has been a professor in Chongqing University, Institute of Urban Construction and Environmental Engineering since October 2007. From December 2000 to September 2007, he was a director of Materials Chemistry Department and a professor at Chongqing University. From December 1995 to November 2000, he was an associate professor, the laboratory director and the department director in Chongqing Architecture University. From July 1988 to November 1995, he was an assistant professor and a department deputy director in Chongqing Architecture University, Science and Technology Application Department. Mr. Zheng is a water treatment specialist in China and he is familiar with the application of water treatments and environmental protection area.   Mr. Zheng graduated from Chongqing University with a PhD degree in chemistry/municipal engineering in 2003. He received his Master degree in analytical chemistry from Sichuan University in 1988 and his Bachelor degree in analytical chemistry from Sichuan University in 1982.

Related Party Transactions

There are no arrangements or understandings between any of the Independent Directors and any other persons pursuant to which they were selected as directors. There are no transactions between the Company and any Independent Director that would require disclosure under Item 404(a) of Regulation S-K.

Family Relationships

Ms. Hongyu Du is the wife of  Mingzhuo Tan, a principal stockholder, President, Chief Executive Officer and Chairman of the Board of Directors of the Company.

Other than as disclosed above, there is no family relationship between any of our directors, executive officers, or persons nominated or chosen by us to become a director or an executive officer.

Employment Agreements

Currently we have not entered into any employment agreement with these newly appointed directors.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

China Growth Corporation

By:	/s/Mingzhuo Tan
Mingzhuo Tan Chief Executive Officer

Dated: March 1, 2011